Exhibit (h)(29)

FORM OF REVISED SCHEDULE C
TO THE ADMINISTRATION AGREEMENT

IDENTIFICATION OF SERIES

THIS SCHEDULE C, dated as of  ________, 2014, is revised Schedule C to that certain Administration Agreement dated as of June 17, 1999 between the parties set forth below.

ASTON FUNDS

ASTON/TCH Fixed Income Fund
ASTON/Fairpointe Mid Cap Fund
ASTON/Montag & Caldwell Balanced Fund
ASTON/Montag & Caldwell Growth Fund
ASTON/TAMRO Diversified Equity Fund
ASTON/TAMRO Small Cap Fund
ASTON/Harrison Street Real Estate Fund
ASTON/Cornerstone Large Cap Value Fund
ASTON/River Road Dividend All Cap Value Fund
ASTON/River Road Small Cap Value Fund
ASTON/River Road Select Value Fund
ASTON/Montag & Caldwell Mid Cap Growth Fund
ASTON/Barings International Fund
ASTON/Anchor Capital Enhanced Equity Fund
ASTON/Lake Partners LASSO Alternatives Fund
ASTON/Herndon Large Cap Value Fund
ASTON/LMCG Small Cap Growth Fund
ASTON/River Road Independent Value Fund
ASTON/River Road Long-Short Fund
ASTON/DoubleLine Core Plus Fixed Income Fund
ASTON/Silvercrest Small Cap Fund
ASTON/River Road Dividend All Cap Value Fund II
ASTON/LMCG Emerging Markets Fund
ASTON/Pictet International Fund
ASTON/Guardian Capital Global Dividend Fund
ASTON/TAMRO International Small Cap Fund
ASTON/Fairpointe Focused Equity Fund

	ASTON FUNDS	ASTON ASSET MANAGEMENT, LLC

By:		By:

Name:	Gerald F. Dillenburg	Name:	Stuart D. Bilton

Title:	Senior Vice President and Secretary	Title:	Chief Executive Officer